EXHIBIT 4.1


                                Interactive Data
                                 14 West Street
                               New York, NY 10005


                                 March 22, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

                  Re: Van Kampen Focus Portfolios, Series 137
                  Power Portfolio I
                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-72881

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President